Exhibit 10.17

AMENDMENT to the

EMPLOYMENT AGREEMENT

between

Nivalis Therapeutics, Inc.

and

R. Michael Carruthers (“Employee”)

WHEREAS, Nivalis Therapeutics, Inc. (the “Company”) and the Employee entered into an employment agreement (the “Agreement”) effective as of January 21, 2015;

WHEREAS, the Company and the Employee desire to amend the Agreement to change the provision relating to accelerated vesting of stock options in connection with Termination/Severance;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.

A new Section 5(e) shall be inserted in the Agreement as follows and the sections currently designated as Section 5(e), 5(f), 5(g) and 5(h), and all cross references in the Agreement thereto, shall be amended to be designated as Section 5(f), 5(g), 5(h) and 5(i), respectively:

(e)The Employee may terminate this Agreement upon at least thirty (30) days’ notice for Good Reason. “Good Reason” means (A) a ten percent (10%) or more reduction in Employee’s salary to which Employee has not consented; (B) a material diminution in Employee’s authority, duties or responsibilities without Employee’s consent (which shall not include a change in reporting obligations resulting from a Corporate Transaction); (C) a requirement by the Company, without Employee’s consent, that Employee’s primary work site be relocated to a site that is more than twenty five (25) miles away from Employee’s work site prior to the Corporate Transaction; or (D) any other action or inaction that constitutes a material breach by the Company of Employee’s employment agreement, if any.  Notwithstanding the foregoing, a termination of Employee for Good Reason shall not have occurred unless (i) Employee gives written notice to the Company, of termination within thirty (30) days after Employee first becomes aware of the occurrence of the circumstances constituting Good Reason, specifying in reasonable detail the circumstances constituting Good Reason, (ii) the Company has failed within thirty (30) days after receipt of such notice to cure the circumstances constituting Good Reason, and (iii) Employee terminates employment within five (5) days after the Company’s cure period ends.

2.	The first sentence of Section 5(f) (as newly designated pursuant to Section 1 of this Amendment) is amended and restated in its entirety to read as follows:

(f) If this Agreement is terminated by the Company prior to the end of the term pursuant to any provision other than Sections 4, 5(a) or 5(c) or by the Employee pursuant to Section 5(e) (the “Termination Date”), then, provided Employee executes the release described in Section 5(g) below and complies with his obligations under the Confidential Information Agreement and Noncompete Agreement incorporated by reference in Sections 6 and 7 of this Agreement:

3.	Section 5(f)(iii) (as newly designated pursuant to Section 1 of this Amendment) is amended and restated in its entirety to read as follows:

(iii)  the Company shall cause any issued but unvested options to immediately vest in full.

4.	Section 5(h) (as newly designated pursuant to Section 1 of this Amendment) is amended and restated in its entirety to read as follows:

In the event of a Change of Control, all outstanding options granted to Employee as of such event shall immediately vest (to the extent they are not already vested).  For purposes of this Agreement, “Change in Control” shall mean the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the persons who were beneficial owners of the capital stock of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding voting securities (on an as-converted to Common Stock basis) of the (i) resulting, surviving or acquiring entity in such transaction in the case of a merger, consolidation or sale of outstanding shares, or (ii) acquiring entity in the case of a sale of assets).  Notwithstanding the foregoing, sale of Company stock pursuant to an initial public offering or follow-on public offering shall not constitute a Change in Control.

5.	Except as amended herein, the provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed and Employee has hereunto set his hand as of January 12, 2017.

NIVALIS THERAPEUTICS, INC.

By:	/s/ Janice Troha
Name:	Janice Troha
Title:	Chief Operating Officer
Date:	1/12/17

EMPLOYEE

By:	/s/ R. Michael Carruthers
R. Michael Carruthers